UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2025

WNS (HOLDINGS) LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-32945	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Gate 4, Godrej & Boyce Complex Pirojshanagar, Vikhroli (W) Mumbai, India	400 079
Malta House, 36-38 Piccadilly, London	W1J 0DP
515 Madison Avenue, 8th Floor, New York, NY	10022
(Addresses of principal executive offices)	(Zip codes)

+91-22-6826-2100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary share, par value 10 pence per share	WNS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01. Entry into Material Definitive Agreement

Sale Deed

On January 22, 2025, WNS Global Services Private Limited (“Seller”), an affiliate of WNS (Holdings) Limited entered into a Sale Deed dated January 22, 2025 (“Sale Deed”) with Prishal Realtors Private Limited (“Purchaser”), for sale of its property at Cybercity Tower 1 at Magarpatta, Pune for a total sale consideration of $ 20.5 million.

Under the terms of the Sale Deed, the Seller and the Purchaser effectuated the legal transfer of the property on January 22, 2025.

The Sale Deed contains customary representations, warranties, covenants and indemnities subject to certain limitations.

The Seller will continue to operate from the said premises on a leave and license basis and have entered into a leave and license agreement with the Purchaser for a period of 5 years.

Other than the above, the Purchaser and the Seller do not share any material relationship with each other.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Exhibit Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WNS (Holdings) Limited (Registrant)

Date: January 23, 2025	By:	/s/ Gopi Krishnan
	Name:	Gopi Krishnan
	Title:	General Counsel